Exhibit 21.1

Subsidiaries of InterCept, Inc.

InterCept Communications Technologies, Inc., a Georgia corporation
SBS Data Services, Inc., an Alabama corporation
DPSC Acquisition Corp., a Georgia corporation (d/b/a InterCept)
C-TEQ, Inc., an Oklahoma corporation, (d/b/a InterCept)
ICPT Acquisition I, LLC, a Georgia limited liability company, (d/b/a InterCept)
InterCept Services, LLC, a Georgia limited liability company
InterCept TX I, LLC, a Georgia limited liability company
InterCept Output Solutions, LP, a Texas limited partnership
InterCept Supply, LP, a Texas limited partnership
ProImage, Inc., a Georgia corporation, (d/b/a InterCept)
InterCept Payment Solutions, Inc., a Delaware corporation
Internet Billing Company, LLC, a Georgia limited liability company, (d/b/a InterCept Payment Solutions)
iBill California, LLC, a California limited liability company
Liberty Merchant Services, LLC, a Florida limited liability company
iBill Technologies, LLC, a Florida limited liability company
iBill Corp., a Delaware corporation
iBill GAP, LLC, a Florida limited liability company
CSR Billing.com, LLC, a Florida limited liability company